EFFECTIVE JUNE 25, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 25, 2014

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11559	91-0849125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road, Spokane Valley, Washington		99216
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (509) 928-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 25, 2014, Key Tronic Corporation ("Company") entered into an Account Purchase Agreement with Wells Fargo Bank, National Association ("WFB") which provides that the Company may sell and assign to WFB and WFB may purchase from Company the accounts receivable of certain Company customers in a maximum aggregate amount of $50 million. The initial term of the agreement is 36 months with successive 12 month renewal terms.

The foregoing is only a summary of the Account Purchase Agreement and is qualified by reference to the complete Form of the agreement and amendment No. 1 to the agreement attached to this repost as Exhibit 10.1, which is incorporated herein by this reference.

The information in this Form 8-K including the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing of Key Tronic Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such a filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

10.1	Account Purchase Agreement (Effective June 25, 2014)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION (Registrant)
Date: June 25, 2014

	By:	/s/ Ronald F. Klawitter
Ronald F. Klawitter, Executive Vice President of Administration, CFO and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Account Purchase Agreement (Effective June 25, 2014)